EXHIBIT 11 -  Computation of Earnings Per Share



Item 6(a)
Exhibit 11
Computation of Earnings per Share
United Industrial Corporation and Subsidiaries



                                 Three Months Ended             Six Months Ended
                                       June 30                      June 30
                                 ------------------            -----------------

                                 1997          1996           1997          1996
                                 ----          ----           ----          ----

Primary:

   Average shares outstanding    12,371,712  12,203,089   12,328,204  12,190,494
                                 ==========  ==========   ==========  ==========

   Net income                    $1,670,000  $1,458,000   $3,433,000  $2,889,000
                                 ==========  ==========   ==========  ==========

   Earnings per share                $  .14      $  .12      $  .28       $  .24
                                     ======      ======      ======       ======